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                                                                   Exhibit 10.18

                         SEVERANCE AGREEMENT AND RELEASE

                                    RECITALS

        This Severance Agreement and Release ("Agreement") is made by and between Jan Hughes ("Employee") and Argonaut Technologies, Inc. ("Company"), collectively referred to as the ("Parties"):

        WHEREAS, Employee was employed by the Company;

        WHEREAS, the Company and Employee have entered into an Employee Proprietary Information Agreement (the "Confidentiality Agreement");

        WHEREAS, the Company and Employee have entered into a Stock Option Agreement dated November 12, 1997, October 21, 1999, April 18, 2001 and January 30, 2002 granting Employee the option to purchase shares of the Company's common stock subject to the terms and conditions of the Company's 1995 and 2000 Stock Option Plans and the Stock Option Agreement (the "Stock Agreements");

        WHEREAS, the Employee's position as Senior Vice President and Chief Technology Officer has been eliminated and the Employee has been terminated effective December 31, 2002 (The "Termination Date").

        WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

        NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                    COVENANTS

1.Consideration.

        (a) Lump Sum Payment. As consideration for the promises made by Employee in this Agreement, the Company agrees to pay Employee a lump sum equivalent to 6 months of Employee's current salary. The parties agree that this payment is consideration to Employee above and beyond anything of value to which Employee is already entitled.

        (b) Payment. The Company will tender the lump sum payment in this section to Employee by delivering a check for $98,747.16, less applicable withholding, made payable to Employee, within ten (10) business days from the Effective Date of this Agreement. This check shall be delivered to the last known address Employee has on file with the Company. The parties
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agree that this payment is consideration to Employee above and beyond anything of value (salary, wages, accrued Personal Time Off (PTO), floating holidays, and any and all other benefits due to Employee) to which Employee is already entitled.

        (c) Stock. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Employee will be considered to have vested only up to the Termination Date. Employee acknowledges that as of the Termination Date, he will have vested in 50,564 options and no more. The exercise of any stock options shall continue to be subject to the terms and conditions of the Stock Agreements, however, the Employee shall have up to 6 months to exercise any vested stock options after the Termination Date

        (d) Benefits. Employee shall have the right to convert his/her health insurance benefits to individual coverage pursuant to COBRA. Upon execution of this agreement by both parties, the Company will pay the first six months of medical benefit COBRA for the Employee and his dependents and three months of participation with a designated outplacement service for Employee. Details will be addressed under separate cover.

      2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company's property and confidential and proprietary information in his/her possession to the Company on the Effective Date of this Agreement.

      3. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, accrued Personal Time Off (PTO), floating holidays, and any and all other benefits due to Employee once the above noted payments and benefits are received, with the exception of earned 2002 Variable Compensation as detailed in the 2002 Executive Compensation Plan you received earlier this year. Your personal objectives will be measured and documented as of December 31, 2002. The personal objectives for 2002 are:

- Continue to ensure that the Pfizer and GSK projects are proceeding as planned

- Work with Gordon Tredger, Argonaut's Vice President of Instrumentation and Integration, to successfully transfer the management of these projects

- Successfully transfer these important customer relationships to the appropriate person(s) within Argonaut, so there is no impact on Argonaut's contract research agreements and specifically the funding of these projects.

Calculation of any earned variable compensation will be completed in the first quarter of 2003 and the Employee will be paid any cash due in February, 2003.

      4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on

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his/her own behalf, and on behalf of his/her respective heirs, family members, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

        (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

        (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

        (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

        (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

        (e) any and all claims for violation of the federal, or any state, constitution;

        (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

        (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

        (h) any and all claims for attorneys' fees and costs.

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        The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

        Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover the severance benefits provided to Employee under this Agreement, to the extent permitted by law.

      5. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he/she has been advised by this writing that:

        (a) he/she should consult with an attorney prior to executing this Agreement;

        (b) he/she has up to forty-five (45) days within which to consider this Agreement;

        (c) he/she has been advised in writing by the Company of the class, unit, or group of individuals affected by the reduction in force, and the job titles and ages of all individuals who were and were not affected;

        (d) he/she has seven (7) days following his/her execution of this Agreement to revoke the Agreement;

        (e) this Agreement shall not be effective until the revocation period has expired; and

        (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

      6. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

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               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
               DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

      7. No Pending or Future Lawsuits. Employee represents that he/she has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he/she does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

      8. Confidentiality. The Parties acknowledge that Employee's agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his/her best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, the consideration for this Agreement, and any allegations relating to the Company or his/her employment with the Company except as otherwise provided for in this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties agree that an enforcement action shall be arbitrated pursuant to this Agreement and that, if Company proves that Employee breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys' fees associated with the enforcement action, without regard to whether the Company can establish actual damages from the breach by Employee.

      9. No Cooperation. Employee agrees he/she will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

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      10. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Employee will be directed to Human Resources. Upon inquiry, the Company shall only state the following: Employee 's last position and dates of employment.

      11. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him/herself or any other person or entity.

      12. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      13. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement. 14. Indemnification. Employee agreed to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee's benefit, upon Employee's initiative, or with Employee's aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

      15. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Mateo County, California before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of

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their dispute relating to Employee's obligations under this Agreement and the agreements incorporated herein by reference.

      16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he/she has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      17. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties. 19. Entire Agreement. This Agreement, and the agreements incorporated herein by reference to the extent they are consistent with this Agreement, constitute the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and all prior representations, understandings, and agreements concerning the subject matter of this Agreement have been merged into this Agreement.

      20. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

      21. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties.

      22. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

      23. Attorneys' Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses,

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including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

      24. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the "Effective Date"), unless revoked by Employee within seven
(7) days after the date the Agreement was signed by Employee.

      25. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                            Argonaut Technologies, Inc.


Dated: 12/9/02                              By /s/ Lissa A. Goldenstein
      -----------------                     ------------------------------------
                                            Lissa A. Goldenstein
                                            President and CEO

                                            Jan Hughes, an individual

Dated: 12/9/02                               /s/ Jan Hughes
      -----------------                     ------------------------------------
                                            Jan Hughes


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